Exhibit 99.4

Timberjack Sporting Supplies, Inc. Completes Merger With Chine Victory Profit Limited and $5.34 Million Private Placement

LINYI CITY, China, Sept. 30, 2010 (GLOBE NEWSWIRE) -- Timberjack Sporting Supplies, Inc. (the "Company") (OTCBB:TBJK) completed an acquisition of Chine Victory Profit Limited ("Chine Victory"), a Company engaged in the production of radiata pine plywood and eucalyptus plywood products, by means of a share exchange, effective September 30, 2010 (the "Share Exchange"). As a result of the Share Exchange, Chine Victory became a wholly-owned subsidiary of TBJK.

Chine Victory, operating through its affiliated entities: Simply Good Limited, Moody International Limited, Linyi Guangsha Wood Industry Co. Ltd., and together with Linyi Chan Tseng Wood Co., Ltd., is engaged in the production of industrial quality radiata pine plywood and eucalyptus plywood products.  The Company is also a large producer of veneer, which can be described as thin layers of superior wood glued to a base of inferior wood. The products are produced from pine and eucalyptus woods.

On September 30, 2010, the Company completed a US$5,344,975 private placement of its securities to accredited investors at $4.00 per Unit, with each "Unit" consisting of one share of Series A Convertible Preferred Stock, and a five year warrant exercisable for 0.5 shares of common stock with an exercise price of $4.80 per share. Newbridge Securities Corporation acted as the lead placement agent and adviser to Chine Victory. The private placement was completed in connection with the Share Exchange. The Company plans to use the net proceeds for the expansion of its warehousing and logistics facilities, processing equipment, and working capital.

In connection with the Share Exchange and private placement, the majority shareholders and directors of TBJK have approved a reverse stock split of approximately 540 to 1.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.

The securities issued in connection with the transactions described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of the proceeds from the private placement on the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:	Timberjack Sporting Supplies, Inc. Hang Seng (Randolph) Lau, Chief Financial Officer 852-677-11-689